[SMARTPROS LOGO]

                        SMARTPROS COMPLETES ACQUISITIONS
                OF SKYE MULTIMEDIA, INC. AND SAGE ONLINE LEARNING

         ACQUISITIONS CREATE OPPORTUNITIES INTO NEW MARKETS AND EXPANDS
                            PRODUCTION CAPABILITIES

HAWTHORNE, N.Y. - (PRIMEZONE) - MARCH XX, 2006 - SmartPros Ltd. (AMEX:PED), a leader in the field of accredited professional education and corporate training, today announced that it has completed the acquisitions of Skye Multimedia, Inc., a developer of training and marketing applications for the pharmaceutical industry, and Sage Online Learning, a leading provider of nationally certified online training solutions for the banking, securities and insurance industries.
The agreement to acquire Skye Multimedia,  Inc. was originally announced on Feb.
14, 2006, and the agreement to acquire Sage Online Learning was originally announced on Feb. 15, 2006.

Seth  Oberman,  currently  Vice  President  of Skye,  will become  President  of
SmartPros' new subsidiary following the acquisition, and the other employees of Skye will also join the new subsidiary. Skye will maintain operations in Bridgewater, N.J. Deborah Dilley, the founder and president of Sage Online
Learning, will join SmartPros as Director SmartPros Banking.

Skye   Multimedia  was   established  in  1995  and  specializes  in  developing
high-quality,  custom  interactive  marketing and training  applications for CD,
DVD,  Internet and  Learning  Management  Systems.  Skye offers a broad range of
services  including  content   development,   design,   animation,   audio/video
production and  application  development.  Skye's clients are a diverse group of companies  from  pharmaceutical,  financial,  technology  and other  industries.
Visit: www.skyemm.com

Sage Online Learning's content library will be integrated into SmartPros as part of its core  offerings.  Sage's  library  features 58 accredited  courses in the
areas  of  banking  compliance,   general  banking,   general  bank  management,
insurance,  lending,  retirement and estate planning, and industry-related sales and service.  Courses are accredited by the Institute of Certified Bankers (ICB)
and many state  insurance  departments  across the United  States.  In addition, these courses meet the requirements of the Certified  Financial Planner (CFP(R))
Board of Standards, Inc. Visit: www.sageonlinelearning.com

ABOUT SMARTPROS LTD.

Founded in 1981, SmartPros Ltd. is an industry leader in the field of accredited professional  education  and corporate  training.  Its products and services are primarily focused in the accredited  professional areas of corporate accounting,
financial  management,   public  accounting,   governmental  and  not-for-profit
accounting,  engineering,  and ethics  and  compliance.  SmartPros  is a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets.  SmartPros provides education and content publishing and development  services in a variety of media including Web, CD-ROM and video.  Our  subscription  libraries  feature hundreds of course titles and 1,000+ hours of accredited  education.  SmartPros'
proprietary Professional Education Center (PEC) Learning Management System (LMS)
offers  enterprise  distribution  and  administration  of education  content and information.  In addition,  SmartPros  produces a popular  news and  information portal for accounting and finance  professionals that services 300,000+ visitors and 100,000+ subscribers per month. Visit: www.smartpros.com

SAFE HARBOR STATEMENT

THIS PRESS RELEASE INCLUDES  "FORWARD-LOOKING  STATEMENTS" WITHIN THE MEANING OF
THE SAFE HARBOR  PROVISIONS OF THE UNITED STATES PRIVATE  SECURITIES  LITIGATION
REFORM ACT OF 1995.  FORWARD-LOOKING  STATEMENTS IN THIS PRESS  RELEASE  INCLUDE
EXPECTATIONS  ABOUT  THE  EFFECT  OF THE  ACQUISITION  ON  SMARTPROS'  BUSINESS,
OPERATIONS,  FINANCIAL  CONDITION AND RESULTS OF OPERATIONS.  ACTUAL RESULTS MAY
DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS IN THIS
PRESS RELEASE. SMARTPROS, SKYE MULTIMEDIA, AND SAGE ONLINE LEARNING UNDERTAKE NO
OBLIGATION  AND DO NOT  INTEND TO UPDATE  THESE  FORWARD-LOOKING  STATEMENTS  TO
REFLECT EVENTS OR  CIRCUMSTANCES  OCCURRING  AFTER THIS PRESS  RELEASE.  YOU ARE
CAUTIONED

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NOT TO PLACE UNDUE  RELIANCE ON THESE  FORWARD-LOOKING  STATEMENTS,  WHICH SPEAK
ONLY AS OF THE DATE OF THIS PRESS RELEASE.  ALL  FORWARD-LOOKING  STATEMENTS ARE
QUALIFIED IN THEIR ENTIRETY BY THIS CAUTIONARY STATEMENT.

FOR MORE INFORMATION, PLEASE CONTACT:

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
SMARTPROS LTD.                                 ELITE FINANCIAL COMMUNICATIONS GROUP, LLC
Shane Gillispie                                Dodi Handy
VP Marketing Services & eCommerce              CEO and President
253-863-8280                                   407-585-1080
email at shanegillispie@smartpros.com          email at ped@efcg.net